Exhibit 99.1
IR INQUIRIES:
Charles Messman
Investor Relations
949-362-5800
IR@smithmicro.com

Smith Micro Reports First Quarter 2024 Financial Results
PITTSBURGH, PA, May 8, 2024 – Smith Micro Software, Inc. (Nasdaq: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2024.
“In the first quarter, we have made progress in several key areas that we believe position us for growth in the back half of this fiscal year,” said William W. Smith, Jr., president, chief executive officer, and chairman of the board of Smith Micro. “We are pleased to announce that in the near term we plan to launch our first customer on SafePath Global™, a new rapid-deployment model of our SafePath® solution. Additionally, we have introduced our affiliate/influencer and retail store ambassador marketing programs to help drive subscriber growth of mobile operators' SafePath-based solutions, and we expect our previously announced Tier 1 MNO customer in Europe to launch in the second half of this year delivering a unique product approach to a family safety solution that has yet to be seen in the market.”

“We are keenly focused on returning the Company to growth and profitability in the near term,” Smith continued. “With our new product development initiatives, including SafePath Global™, SafePath Premium™ and SafePath OS™, and our new wave of marketing activities, we believe that the Company is poised for growth over the coming quarters. To accelerate our return to non-GAAP profitability and positive cash flow, we also plan to take steps to further reduce our cost structure. The team at Smith Micro is extremely dedicated and motivated to the mission of bringing new, innovative solutions to the market and delivering the technology necessary to keep families safe in the world we live in today, and to provide premium service, innovation, and ingenuity for our customers.”
First Quarter 2024 Financial Results
Smith Micro reported revenue of $5.8 million for the quarter ended March 31, 2024, compared to $10.9 million reported in the quarter ended March 31, 2023.
Gross profit for the quarter ended March 31, 2024 was $3.8 million, compared to $7.6 million for the quarter ended March 31, 2023.
Gross profit as a percentage of revenue was 65.7 percent for the quarter ended March 31, 2024, compared to 70.0 percent for the quarter ended March 31, 2023.
GAAP net loss for the quarter ended March 31, 2024 was $31.0 million, or $3.28 loss per share, compared to GAAP net loss of $6.9 million, or $0.97 loss per share, for the quarter ended March 31, 2023.
Non-GAAP net loss for the quarter ended March 31, 2024 was $4.2 million, or $0.45 loss per share, compared to non-GAAP net loss of $3.6 million, or $0.51 loss per share, for the quarter ended March 31, 2023. Non-GAAP net income and net loss excludes the items noted below under "Non-GAAP Measures."

Smith Micro Software First Quarter 2024 Financial Results	Page 2
All share and per share amounts for common stock herein have been retroactively adjusted for all periods presented to give effect to the one-for-eight reverse stock split (the "Reverse Stock Split") of our common stock, which became effective April 10, 2024 at 11:59 pm Eastern time.
Total cash and cash equivalents as of March 31, 2024 were $6.2 million.
Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, the following non-GAAP financial measures and a non-GAAP reconciliation from the equivalent GAAP metric: non-GAAP net (loss) income, non-GAAP gross profit, and non-GAAP basic and diluted (loss) earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing the Company's income generation and has therefore excluded the following items from GAAP earnings calculations: stock compensation, intangibles amortization, depreciation, fair value adjustments, amortization of debt issuance costs and discount, goodwill impairment, and adjustments for non-recurring items. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of the Company's ongoing operational performance. The table below presents the differences between non-GAAP net loss and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.
Investor Conference Call
Smith Micro will hold an investor conference call today, May 8, 2024, at 4:30 p.m. ET, to discuss the Company’s first quarter 2024 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=diAQPqLJ. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2024 Financial Results	Page 3
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.
Smith Micro, the Smith Micro logo and SafePath are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance our cost reduction plans and other future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships and the loss of any of them could materially and negatively affect our business, delay or failure of our customers to accept and deploy our products and services or new or upgraded versions thereof, delay or failure of our customers’ end users to adopt our products and services or new or upgraded versions thereof, our reliance on third party operating systems for the proper operation and delivery of our solutions and any barriers to our use of such third party technology, our reliance on third party application stores for the distribution of our software applications to users and any barriers to such distribution, including any delay or failure of such third party to approve new versions of our applications or their implementation and/or application of policies that may be harmful to our business, unanticipated delays or obstacles in our development and release cycles, the degree to which competing business needs may affect our allocation of resources to planned projects, delays in our ability to fully execute on our cost reduction plans due to statutory and other requirements, the risk of harm to our business resulting from our recent and any future cost reduction efforts, our ability to attract and retain key technical personnel that are essential to our product development and support efforts, changes in demand for our products from our customers and their end users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies and customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2024 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands except share and par value data)

	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$6,155	$7,125
Accounts receivable, net of related allowances of $3 and $3 at 2024 and 2023, respectively	4,301	7,912
Prepaid expenses and other current assets	1,800	1,843
Total current assets	12,256	16,880
Equipment and improvements, net	790	883
Right-of-use assets	3,147	2,759
Other assets	480	482
Intangible assets, net	27,715	29,532
Goodwill	11,052	35,041
Total assets	$55,440	$85,577
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,218	$2,522
Accrued payroll and benefits	2,653	2,500
Current operating lease liabilities	1,272	1,483
Other current liabilities	1,048	1,137
Total current liabilities	7,191	7,642
Non-current liabilities:
Warrant liabilities	411	597
Operating lease liabilities	2,228	1,780
Deferred tax liabilities, net	168	168
Total non-current liabilities	2,807	2,545
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 9,601,504 and 9,347,979 shares issued and outstanding 2024 and 2023, respectively	10	9
Additional paid-in capital	382,387	381,329
Accumulated comprehensive deficit	(336,955)	(305,948)
Total stockholders’ equity	45,442	75,390
Total liabilities and stockholders' equity	$55,440	$85,577

Smith Micro Software First Quarter 2024 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands except share data)
	For the Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Revenues	$5,798	$10,930
Cost of revenues (including depreciation of $6 and $14 in the three months ended March 31, 2024 and 2023, respectively)	1,988	3,282
Gross profit	3,810	7,648
Operating expenses:
Selling and marketing	2,614	3,554
Research and development	3,989	5,868
General and administrative	2,756	3,475
Depreciation and amortization	1,908	1,686
Goodwill impairment	23,989	—
Total operating expenses	35,256	14,583
Operating loss	(31,446)	(6,935)
Other income (expense):
Change in fair value of warrant and derivative liabilities	185	2,984
Loss on derecognition of debt	—	(627)
Interest income (expense), net	74	(2,260)
Other income (expense), net	219	(40)
Loss before provision for income taxes	(30,968)	(6,878)
Provision for income tax expense	39	9
Net loss	$(31,007)	$(6,887)

Loss per share:
Basic and diluted	$(3.28)	$(0.97)

Weighted average shares outstanding:
Basic and diluted	9,466	7,121

Smith Micro Software First Quarter 2024 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Operating activities:
Net loss	$(31,007)	$(6,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,914	1,700
Goodwill impairment charge	23,989	—
Non-cash lease expense	(151)	(27)
Change in fair value of warrant and derivative liabilities	(185)	(2,984)
Loss on derecognition of debt	—	627
Amortization of debt discount and issuance costs	—	2,117
Stock based compensation	1,136	945
Gain on license of patents, net	(198)	—
Gain on disposal of assets	—	(3)
Changes in operating accounts:
Accounts receivable	3,611	(685)
Prepaid expenses and other assets	44	164
Accounts payable and accrued liabilities	(469)	(65)
Other liabilities	(29)	(237)
Net cash used in operating activities	(1,345)	(5,335)
Investing activities:
Acquisitions, net	—	—
Capital expenditures, net	(4)	3
Proceeds from license of patents, net	198	—
Net cash provided by investing activities	194	3
Financing activities:
Proceeds from financing arrangements	468	442
Repayments of financing arrangements	(289)	(420)
Other financing activities	2	8
Net cash provided by financing activities	181	30
Net decrease in cash and cash equivalents	(970)	(5,302)
Cash and cash equivalents, beginning of period	$7,125	14,026
Cash and cash equivalents, end of period	$6,155	$8,724

Smith Micro Software First Quarter 2024 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited
	GAAP	Stock Compensation	Intangibles Amortization	Depreciation	Fair Value Adjustments	Amortization of Debt Issuance Costs and Discount	Goodwill Impairment	Adjustments for Non-Recurring Items	Non-GAAP
Three Months Ended March 31, 2024
Gross profit	$3,810	$—	$—	$6	$—	$—	$—	$—	$3,816
Selling and marketing	2,614	(309)	—	—	—	—	—	(13)	2,292
Research and development	3,989	(264)	—	—	—	—	—	(18)	3,707
General and administrative	2,756	(563)	—	—	—	—	—	(104)	2,089
Depreciation and amortization	1,908	—	(1,816)	(92)	—	—	—	—	—
Goodwill impairment	23,989	—	—	—	—	—	(23,989)	—	—
Total operating expenses	$35,256	$(1,136)	$(1,816)	$(92)	$—	$—	$(23,989)	$(135)	$8,088

(Loss) Income before provision for income taxes	$(30,968)	$1,136	$1,816	$98	$(185)	$—	$23,989	$(63)	$(4,177)
Net (Loss) Income	$(31,007)	$1,136	$1,816	$98	$(185)	$—	$23,989	$(63)	$(4,216)
(Loss) earnings per share: basic and diluted	$(3.28)	$0.12	$0.19	$0.01	$(0.02)	$—	$2.53	$(0.01)	$(0.45)

Three Months Ended March 31, 2023
Gross profit	$7,648	$—	$—	$14	$—	$—	$—	$183	$7,845
Selling and marketing	3,554	(162)	—	—	—	—	—	(93)	3,299
Research and development	5,868	(224)	—	—	—	—	—	(462)	5,182
General and administrative	3,475	(559)	—	—	—	—	—	(135)	2,781
Depreciation and amortization	1,686	—	(1,474)	(212)	—	—	—	—	—
Total operating expenses	$14,583	$(945)	$(1,474)	$(212)	$—	$—	$—	$(690)	$11,262

(Loss) Income before provision for income taxes	$(6,878)	$945	$1,474	$226	$(2,357)	$2,117	$—	$873	$(3,600)
Net (Loss) Income	$(6,887)	$945	$1,474	$226	$(2,357)	$2,117	$—	$873	$(3,609)
(Loss) earnings per share: basic and diluted	$(0.97)	$0.13	$0.21	$0.03	$(0.33)	$0.30	$—	$0.12	$(0.51)

Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.